EXHIBIT 10.4

LOAN GUARANTY

The undersigned, Teckn-O-Laser Global Company, a Nova Scotia Unlimited Liability Corporation (the “Guarantor”), in order to induce Turbon International Inc., a Pennsylvania corporation (the “Lender”), as lender, to enter into a certain Loan Agreement dated November 4, 2005 (the “Loan Agreement”) with Adsero Corporation, a Delaware corporation (the “Borrower”), as borrower, does hereby agree as follows:

1. Guarantor unconditionally and irrevocably guarantees and promises to pay the full indebtedness of Borrower under the Loan Agreement, the Term Promissory Note and the Line of Credit Promissory Note that form a part of the Loan Agreement (together, the “Loan Documents”), including, but not limited to, the payment of principal and interest on such promissory notes.

2. Guarantor agrees that this covenant and agreement on its part shall continue in favor of the Lender notwithstanding any extension, modification or alteration of any of the Loan Documents by the parties thereto, or their successors or assigns, and no extension, modification, alteration or assignment of any of the Loan Documents shall in any manner release or discharge Guarantor hereunder.

3. This guarantee will continue unchanged by any bankruptcy, reorganization or insolvency of the Borrower or any successor or assign thereof or by a disallowance or abandonment by a trustee of Borrower.

4. Lender may, without notice, assign this guarantee of payments in whole or in part, and no assignment or transfer of any of the Loan Documents shall operate to extinguish or diminish the liability of Guarantor hereunder.

5. The liability of Guarantor under this guarantee shall be primary, and in any right of action which shall accrue to Lender under any of the Loan Documents, Lender may, at its option, proceed against Guarantor without having first commenced any action, or having obtained any judgment, against Borrower.

6. Guarantor agrees to pay Lender’s reasonable attorney’s fees and all costs and other expenses incurred in any collection or attempted collection or in any negotiations relative to the obligations hereby guaranteed or enforcing this guarantee of payments against Guarantor.

7. Guarantor hereby waives notice of any demand by the Lender, as well as any notice of default in the payment of interest, principal or other amounts contained or reserved in any of the Loan Documents.

8. The terms and provisions of this guarantee shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereunder.

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9. This guaranty shall be governed by the laws of the State of Delaware without regard to its conflicts of laws principles.

IN WITNESS WHEREOF, the undersigned has caused this guarantee to be executed as of the effective date of the Loan Agreement.

TECKN-O-LASER GLOBAL COMPANY

By: /s/ Yvon Léveillé

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